Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-1 of ConvergeOne Holdings, Inc. of our report dated November 10, 2017, relating to the consolidated financial statements of SPS Holdco, LLC, appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the heading “ Experts” in the Prospectus.

/s/ RSM US LLP

New York, New York

March 21, 2018